                                                                  EXHIBIT 23.02


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of American Axle & Manufacturing Holdings, Inc. on Form S-3 of our reports dated January 23, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Axle & Manufacturing Holdings, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/S/ DELOITTE & TOUCHE LLP


Detroit, Michigan
January 3, 2003